Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Multistate Trust III

333-16611
811-07943

A special meeting of the shareholders
of each of the funds in Nuveen
Multistate Trust  III (the Trust)
was held July 26, 2005.

The purpose of the meeting was to

1. elect nine (9) trustees to serve
2. until their successors shall
3. have been duly elected and
4. qualified;

Approval of the Board Members
was reached as follows:

Robert P. Bremner
For 65,615,856
Withhold 484,420

Lawrence H. Brown
For   65,634,412
Withhold 465,864

Jack B. Evans
For  65,611,619
Withhold  488,657

William C. Hunter
For 65,646,352
Withhold  453,924

David J. Kundert
For 65,642,717
Withhold  457,559

William J. Schneider
For 65,647,179
Withhold  453,097

Timothy R. Schwertfeger
For 65,643,901
Withhold  456,375

Judith M. Stockdale
For 65,637,115
Withhold  463,161

Eugene S. Sunshine
For  65,625,870
Withhold  474,406

5. approve a new Investment
6. Management Agreement .

Nuveen Georgia Municipal Bond
Fund:
The number of shares voted in the
affirmative:  12,458,046
and
the number of negative votes:  57,255

Nuveen Louisiana Municipal Bond
Fund:
The number of shares voted in the
affirmative:  9,147,660
and
the number of negative votes:  55,668

Nuveen North Carolina Municipal
Bond Fund:
The number of shares voted in the
affirmative:  16,965,794
and
the number of negative votes:
144,496

Nuveen Tennessee Municipal Bond
Fund:
The number of shares voted in the
affirmative:
26,340,340 and
the number of negative votes:
114,580

Proxy materials are herein
incorporated by reference
to the SEC filing on June 16, 2005,
under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007432.